Exhibit 99.1

Academy Sports + Outdoors Announces Quarterly Cash Dividend
KATY, Texas, June 1, 2023 /PRNewswire -- Academy Sports and Outdoors, Inc. (the “Company” or “Academy”) (Nasdaq: ASO) announced today that its Board of Directors declared a quarterly cash dividend with respect to the fiscal quarter ended April 29, 2023 of $0.09 per share of the Company's common stock. The dividend is payable on July 13, 2023, to stockholders of record as of the close of business on June 15, 2023.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 269 stores across 18 states. Academy's mission is to provide "Fun for All" and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy's product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit academy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. The forward-looking statements include, among other things, statements regarding the payment of the dividend, including the timing and amount thereof, the Company’s expectations regarding its future performance, and the Company’s future financial condition to support future dividend growth and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to factors that are set forth in Academy’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, except as may be required by any applicable securities laws.

Media inquiries:
Elise Hasbrook, Vice President Communications
281.253.8200 / elise.hasbrook@academy.com

Investor inquiries:
Matt Hodges, Vice President Investor Relations
281.646.5362 / matt.hodges@academy.com
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